UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/21/2005

Education Loans Incorporated
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-117396

Delaware	91-1819974
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

105 First Avenue Southwest
Aberdeen, South Dakota 57401
(Address of Principal Executive Offices, Including Zip Code)

(605) 622-4400
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On June 21, 2005, the Registrant issued $750,000,000 in aggregate principal amount of Student Loan Asset-Backed Notes, Senior Series 2005-1A and Subordinate Series 2005-1B. The Senior Series 2005-1A in the aggregate amount of $705,000,000 and Subordinate Series 2005-1B Notes in the aggregate amount of $45,000,000 were sold pursuant to a Prospectus Supplement, dated June 9, 2005, to a Prospectus dated June 9, 2005.

Item 9.01.    Financial Statements and Exhibits

1.1   Underwriting Agreement, by and among Education Loans Incorporated, Student Loan Finance Corporation, Goal Funding, Inc., Goal Funding II, Inc. and RBC Dain Rauscher Inc., as representative of the Underwriters, dated as of June 1, 2005.

4.1   Indenture of Trust between Education Loans Incorporated and U.S. Bank National Association, as Trustee, dated as of June 1, 2005.

8.1   Opinion of Dorsey & Whitney LLP, dated June 21, 2005, relating to tax matters.

10.1   Servicing and Administration Agreement, by and among Education Loans Incorporated, as Issuer, Student Loan Finance Corporation, as Servicer and Administrator, and U.S. Bank National Association, as Trustee, dated as of June 1, 2005.

10.2   Transfer Agreement from Goal Funding, Inc. and U.S. Bank National Association, as Goal Funding Trustee, to U.S. Bank National Association, as Note Trustee, and Education Loans Incorporated, dated June 1, 2005.

10.3   Transfer Agreement from Goal Funding II, Inc. and U.S. Bank National Association, as Goal Funding II Trustee, to U.S. Bank National Association, as Note Trustee, and Education Loans Incorporated, dated June 1, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Education Loans Incorporated

Date: June 21, 2005.	By:	/s/ Michael A. Gort
Michael A. Gort
President

Exhibit Index

Exhibit No.	Description
EX-1.1	Underwriting Agreement
EX-8.1	Tax Opinion
EX-10.1	Servicing and Administration Agreement
EX-10.2	Transfer Agreement Goal Funding
EX-10.3	Transfer Agreement Goal Funding II
EX-4.1	Indenture